                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          First United Bancshares, Inc.
                (Name of Registrant as Specified in Its Charter)

                                  John E. Burns
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
     (2) Aggregate number of securities to which transactions applies:
         N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         N/A
     (4) Proposed maximum aggregate value of transaction:
         N/A

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         $125.00
     (2) Form, schedule or registration statement no.:

         Schedule 14A, Filed April 1, 1994
     (3) Filing party:

         First United Bancshares Inc.
     (4) Date filed:

         N/A
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         FIRST UNITED BANCSHARES, INC.
                           EL DORADO, ARKANSAS 71730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 1994

To The Stockholders of First United Bancshares, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of First United Bancshares, Inc. ("the Company") will be held in the First National Building, El Dorado, Arkansas, on Tuesday, May 24, 1994, at 2:00 p.m. Central Daylight Time, for the following purposes:

          (1) To elect the board of directors who will serve until the next annual meeting of stockholders;

          (2) To ratify the appointment of Arthur Andersen & Co. as the independent auditors of the Company until the next annual meeting of stockholders;

          (3) To amend the Articles of Incorporation to increase the number of authorized shares of the Company from 12,000,000 shares to 24,000,000 shares;

          (4) To consider and adopt the First United Bancshares, Inc. 1994 Equity Participation Plan; and

          (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on March 17, 1994 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Company's stock transfer books will not be closed. Stockholders are cordially invited to attend the Annual Meeting in person.

                                            By Order of the Board of Directors

                                            /S/ ROBERT G. DUDLEY

                                            ROBERT G. DUDLEY
                                            Secretary

El Dorado, Arkansas
April 22, 1994

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                     INDEX

                                                                                        PAGE
                                                                                        ----
SOLICITATION OF PROXIES...............................................................    1
REVOCATION OF PROXY...................................................................    1
VOTING RIGHTS OF THE COMPANY'S SECURITIES
  General.............................................................................    1
  Cumulative Voting for Election of Directors.........................................    2
  Method of Voting....................................................................    2
  Outstanding Voting Securities and Principal Holders Thereof.........................    2
ELECTION OF DIRECTORS
  General.............................................................................    3
  Vote Required for Election..........................................................    3
  Nominees for Directors..............................................................    3
  Director Nomination and Qualification...............................................    6
  Meetings and Committees of the Board................................................    7
  Compensation of Directors...........................................................    8
  Compliance with Section 16(a) of the Securities Exchange Act of 1934................    8
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS...................................    8
PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
  SHARES OF THE COMPANY FROM 12,000,000 SHARES TO 24,000,000 SHARES...................    9
PROPOSAL TO APPROVE THE FIRST UNITED BANCSHARES, INC. 1994 EQUITY PARTICIPATION
  PLAN................................................................................   10
EXECUTIVE COMPENSATION
  Report of Compensation, ESOP and Benefits Committee
     Compensation Policy..............................................................   14
     Measures of Performance..........................................................   14
     Executive Compensation...........................................................   15
     Compensation of Chief Executive Officer..........................................   15
  Stock Performance...................................................................   16
  Compensation of Management..........................................................   17
  Security Ownership of Executive Officers............................................   19
  Compensation Agreements.............................................................   20
TRANSACTIONS WITH MANAGEMENT AND OTHERS...............................................   20
ANNUAL REPORT.........................................................................   22
OTHER MATTERS.........................................................................   23
STOCKHOLDER PROPOSALS.................................................................   23

                         FIRST UNITED BANCSHARES, INC.
                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 1994

                            SOLICITATION OF PROXIES

     Each holder of record of Common Stock of First United Bancshares, Inc. ("the Company") as of the close of business on March 17, 1994, is entitled to vote at the Annual Meeting of Stockholders to be held in the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas on Tuesday, May 24, 1994 at 2:00 p.m., and any adjournment thereof (the "Meeting"). A proxy card is enclosed for use at such Meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company and the proxy is solicited on behalf of the Board of Directors of the Company.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 22, 1994. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or regular employees of the Company who will not be specially compensated for such additional solicitation, if necessary. All expenses incurred in such solicitation, including the reimbursement of certain fiduciaries for expenses incurred by them in forwarding the proxy solicitation materials to the beneficial owners of the Company's Common Stock held of record by such fiduciaries, will be borne by the Company.

                              REVOCATION OF PROXY

     The Company encourages the personal attendance of stockholders at the Meeting, and the giving of the Proxy does not preclude the right to vote in person should the person giving the Proxy so desire. THE PERSON GIVING THE PROXY HAS THE POWER TO REVOKE THE SAME BEFORE THE PROXY IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION PRIOR TO THE ANNUAL STOCKHOLDERS MEETING TO ROBERT G. DUDLEY, SECRETARY, AT FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730. FURTHERMORE, A PROXY WILL BE SUSPENDED IF THE STOCKHOLDER WHO EXECUTED IT IS PRESENT AT THE MEETING AND ELECTS TO VOTE IN PERSON.

                   VOTING RIGHTS OF THE COMPANY'S SECURITIES

GENERAL

     The Common Stock of the Company is its only class of voting securities. At the Meeting, each Stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on March 17, 1994. The stock transfer books of the Company will not be closed.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

     With respect to the election of directors, every Stockholder of the Company has cumulative voting rights. Such rights provide that every Stockholder entitled to vote at such election should have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees as the Stockholder may desire. IF A STOCKHOLDER DESIRES TO EXERCISE HIS CUMULATIVE VOTING RIGHTS, THAT STOCKHOLDER OR HIS DULY APPOINTED REPRESENTATIVE MUST ATTEND THE MEETING AND VOTE IN PERSON.

METHOD OF VOTING

     The enclosed Proxy Card provides a method for Stockholders to withhold authority to vote for any one or more of the nominees while granting authority to the proxies to vote for the remaining nominees. The names of all nominees are listed on the Proxy Card. If you wish to grant the proxies authority to vote for all nominees, check the box marked "FOR" above the names of the nominees. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY" above the names of the nominees. If you wish your shares to be voted for some nominees and not for one or more of the nominees, indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through such name(s). The Board of Directors anticipates that this method of electing directors will make the voting process more meaningful to the Stockholders of the Company.

     The enclosed Proxy Card also provides a method for Stockholders to abstain from voting on each matter. By abstaining, shares will not be voted for or against such particular matter but will be counted for quorum purposes. If you wish to abstain from voting on any matter, check the box marked "ABSTAIN". While there may be instances in which a Stockholder will wish to abstain, the Board of Directors encourages all Stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 17, 1994, the record date for the Meeting, the Company had issued and outstanding 4,272,276 shares of $1.00 Par Value, Common Stock. Listed in the following table are those Stockholders known to the Company's management, as of March 17, 1994, who own beneficially 5% or more of the Company's Common Stock.

                                                                   AMOUNT
                                                                     AND
                                                                  NATURE OF
                                   NAME AND ADDRESS OF            BENEFICIAL
    TITLE OF CLASS                  BENEFICIAL OWNER              OWNERSHIP     PERCENT OF CLASS
- -----------------------    -----------------------------------    ---------     ----------------
Common Stock,              First Land & Timber Corporation(1)      214,632            5.02%
  Par Value $1.00            Main and Washington Streets
                             El Dorado, Arkansas 71730

- ---------------

NOTE:

(1) All shares of Common Stock are beneficially owned with voting and investment power unless otherwise stated. See Note (3) on page 5 of this Proxy Statement.

                             ELECTION OF DIRECTORS

GENERAL

     At the Meeting, twenty (20) directors, constituting the entire Board of Directors of the Company, will be elected to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Should any of the nominees listed below become unavailable for election for any reason, presently unknown, or be unable to serve, the persons named as proxies in the enclosed Proxy Card will vote for the election of such other person or persons as the Board of Directors may recommend.

     If the enclosed Proxy Card is duly executed, dated and received in time for the Meeting, it will be voted in accordance with the instructions of the stockholder(s). IF NO INSTRUCTIONS ARE INDICATED, THEN IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED THEREBY TO ELECT THE TWENTY PERSONS NOMINATED FOR ELECTION AS DIRECTORS OF THE COMPANY.

VOTE REQUIRED FOR ELECTION

     THE ELECTION OF EACH DIRECTOR WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED, EITHER IN PERSON OR BY PROXY, AT THE ANNUAL MEETING.

NOMINEES FOR DIRECTORS

     The following table represents certain information with respect to each nominee for director of the Company, naming them, and beneficial ownership of the Company's Common Stock for all nominees for director and executive officers as a group, without naming them, as of February 1, 1994.

                                                                     AMOUNT AND
                                                                     NATURE OF             PERCENT
           NAME AND BUSINESS EXPERIENCE                 DIRECTOR     BENEFICIAL              OF
              FOR THE LAST FIVE YEARS            AGE    SINCE(1)    OWNERSHIP(2)            CLASS
    -------------------------------------------  ---    --------    ------------           -------
    E. Larry Burrow(5).........................  59       1983          20,020(4)             .47%
      Plant Manager of Partee Flooring Mill,
      Oil and Timber Investments, principally
      engaged in Oil and Lumber Production
    Claiborne P. Deming(6).....................  39       1987         118,060(7)            2.76%
      Director, Executive Vice President and
      Chief Operating Officer of Murphy Oil
      Corporation, principally engaged in Oil
      and Gas Exploration and Production
    Grady E. DuPriest..........................  73       1983           8,368(8)             .20%
      General Partner, DuPriest Limited
      Partnership, principally engaged in Oil
      and Gas Exploration and Production
    William A. Eckert, Jr......................  74       1983           3,480                .08%
      Partner of Kieth, Clegg & Eckert,
      Attorneys at Law

                                                                     AMOUNT AND
                                                                     NATURE OF             PERCENT
           NAME AND BUSINESS EXPERIENCE                 DIRECTOR     BENEFICIAL              OF
              FOR THE LAST FIVE YEARS            AGE    SINCE(1)    OWNERSHIP(2)            CLASS
    -------------------------------------------  ---    --------    ------------           -------
    James V. Kelley............................  44       1985           3,984                .09%
      Chairman of the Board, President and
      Chief Executive Officer of the Company;
      Chairman of the Board and Chief Executive
      Officer of First National Bank of El
      Dorado
    Roy E. Ledbetter...........................  64       1984          10,317(9)             .24%
      President and Chief Executive Officer of
      Highland Industrial Park, Inc., A
      Subsidiary of Highland Resources, Inc.,
      principally engaged in Industrial
      Development
    Michael F. Mahony(10)......................  49       1981          46,574(11)(3)        1.09%
      Partner of Mahony & Yocum,
      Attorneys at Law
    Richard H. Mason...........................  56       1983           1,054                .02%
      President of Gibraltar Energy Company,
      principally engaged in Oil and Gas
      Exploration and Production
    Jack W. McNutt.............................  59       1990           8,000                .19%
      Director, President and Chief Executive
      Officer of Murphy Oil Corporation,
      principally engaged in Oil and Gas
      Exploration and Production
    William E. Morgan..........................  67       1987          11,428                .27%
      President of Warnock Furniture, Inc.,
      principally engaged in Furniture and
      Appliance Retailing
    R. Madison Murphy(6).......................  36       1989          57,478(12)           1.35%
      Director, Executive Vice President and
      Chief Financial & Administrative Officer
      of Murphy Oil Corporation, principally
      engaged in Oil and Gas Exploration and
      Production
    Robert C. Nolan(6).........................  52       1982         161,662(13)(3)        3.78%
      Managing Partner of Munoco Company,
      principally engaged in Oil and Gas
      Exploration and Production
    Paula M. O'Connor..........................  78       1983          38,193(14)            .89%
      Investments

                                                                     AMOUNT AND
                                                                     NATURE OF             PERCENT
           NAME AND BUSINESS EXPERIENCE                 DIRECTOR     BENEFICIAL              OF
              FOR THE LAST FIVE YEARS            AGE    SINCE(1)    OWNERSHIP(2)            CLASS
    -------------------------------------------  ---    --------    ------------           -------
    Katherine Patton Ozment....................  70       1987         129,000(15)           3.02%
      Investments
    Cal Partee, Jr.(5).........................  49       1983          13,124                .31%
      Partner of Partee Flooring Mill, Oil and
      Timber Investments, principally engaged
      in Oil and Lumber Production
    W. C. Partee(5)............................  84       1983         145,068               3.40%
      Senior Partner of Partee Flooring Mill,
      Oil and Timber Investments, principally
      engaged in Oil and Lumber Production;
      Chairman of the Board of First National
      Bank of Magnolia
    Chesley Pruet..............................  79       1983          41,722                .98%
      President and Chief Executive Officer of
      Chesley Pruet Drilling Co., principally
      engaged in Contract Drilling of Oil and
      Gas Wells
    John D. Trimble, Jr........................  62       1983          28,972                .68%
      Managing Partner of Trimble Properties,
      principally engaged in Real Estate
      Development and Investment
    Ralph C. Weiser............................  69       1986          38,544                .90%
      Partner of Weiser-Brown Operating
      Company, principally engaged in Oil and
      Gas Exploration and Production
    Dr. David M. Yocum, Jr.....................  72       1982          23,260(16)(3)         .54%
      Managing Partner of Alice-Sidney Oil
      Company, principally engaged in Oil
      Exploration and Production
    All Nominees for Director and Executive Officer
      as a Group (25 Persons)...................................       919,326              21.52%

- ---------------

NOTES:

 (1) All nominees have served as directors of the Company during their current term since May 25, 1993.

 (2) All shares of Common Stock are beneficially owned with investment and voting power, unless otherwise stated.

 (3) Share totals exclude 214,632 shares owned of record by First Land & Timber Corporation. Messrs. Mahony, Nolan and Yocum are directors and stockholders of First Land & Timber Corporation with five other directors of First Land & Timber Corporation, including Robert G. Dudley who serves as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Mahony, Nolan, Yocum and Dudley expressly disclaim beneficial ownership of such shares.

 (4) Share totals exclude 124,034 shares owned of record by First Land & Investment Company. Mr. Burrow is a director and stockholder of First Land & Investment Company along with eight other directors of

     First Land & Investment Company, including Robert G. Dudley who serves as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Burrow and Dudley expressly disclaim beneficial ownership of such shares.

 (5) E. Larry Burrow is the son-in-law of W. C. Partee and the brother-in-law of Cal Partee, Jr. W. C. Partee is the father of Cal Partee, Jr. Winston Wilson, a director of First National Bank of Magnolia, is the brother-in-law of W. C. Partee and the uncle of Cal Partee, Jr.

 (6) Claiborne P. Deming, R. Madison Murphy and Robert C. Nolan are first cousins of each other.

 (7) Claiborne P. Deming owned of record 118,060 shares; of such shares 9,224 were held by Mr. Deming as sole trustee of trusts for the benefit of his children who all live in his household and in which he disclaims any beneficial interest.

 (8) All 8,368 shares were held by Mr. DuPriest as trustee of the DuPriest Family Revocable Living Trust.

 (9) 33,516 shares were held by Highland Industrial Park, Inc. Roy E. Ledbetter, who is an officer of Highland Industrial Park, Inc., expressly disclaims beneficial interest in such shares.

(10) Michael F. Mahony is the brother of Emon A. Mahony, Jr. who is a director of The City National Bank, Fort Smith, Arkansas.

(11) Michael F. Mahony and his wife owned either indirectly or of record 7,914 shares; 4,000 shares were held by Mr. Mahony as trustee for the benefit of his children, in which Mr. Mahony disclaims any beneficial interest; 21,970 shares were owned by Mr. Mahony's mother which Mr. Mahony controls by virtue of a durable power of attorney and in which Mr. Mahony disclaims any beneficial interest; and 12,690 shares were owned by the estate of Mr. Mahony's father, of which Mr. Mahony is executor and a residual beneficiary.

(12) R. Madison Murphy owned of record 54,593 shares; of such shares 6,525 shares were held by R. Madison Murphy as trustee of trusts for the benefit of minor children; 690 shares were held by Mr. Murphy as trustee of trusts for the benefit of his minor nieces and nephews; 2,205 shares were held by others as trustees of trusts for the benefit of Mr. Murphy's minor children; 2,885 shares are owned of record by Mr. Murphy's wife; beneficial interest in all of such shares is expressly disclaimed by Mr. Murphy. Additionally, Mr. Murphy beneficially owns 4,380 shares by virtue of an interest in a trust of which he is not a trustee.

(13) Robert C. Nolan owned of record 43,548 shares; Mr. Nolan as Trustee (with shared voting and investment power) controlled 118,074 shares; 13,356 shares of the indicated total are owned by Mr. Nolan's adult children, beneficial interest in which is expressly disclaimed by Mr. Nolan.

(14) Paula M. O'Connor owned of record 37,139 shares; 1,056 shares were owned of record by Mrs. O'Connor, as trustee.

(15) Katherine Patton Ozment owned of record 408 shares; 128,592 shares that Mrs. Ozment has the right to vote were owned by her adult children and their children.

(16) Dr. David M. Yocum, Jr. owned 22,034 shares; of such shares 3,056 shares were held by Dr. Yocum and his wife as joint trustees for the benefit of their son; 1,226 shares were owned of record by Dr. Yocum's wife; 6,392 shares were owned of record by Alice-Sidney Oil Company.

DIRECTOR NOMINATION AND QUALIFICATION

     The Company's Bylaws currently provide that the Board of Directors may annually designate a standing nominating committee ("Nominating Committee"). Names of all proposed nominees for election at the next annual meeting of Stockholders are referred to the Nominating Committee for its consideration. The

Nominating Committee makes such inquiry into the qualification of proposed nominees as it deems appropriate and annually reports its findings to the Board of Directors concerning the qualifications of proposed nominees and submits its recommended slate of nominees. In making such recommendations, the Nominating Committee does not discriminate based upon the sex, race or religion of any proposed nominee. If approved by the Board of Directors, the Nominating Committee's recommended slate of nominees becomes the Board of Directors' recommended slate of nominees. It is the policy of the Nominating Committee to consider nominees recommended by Stockholders. The procedure to be followed by any stockholder who desires to recommend a nominee for consideration by the Nominating Committee is the same as that procedure disclosed under the caption "Stockholders Proposals" on page 23 of this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal year 1993, the Company's Board of Directors held twelve (12) meetings. With the exception of Director Chesley Pruet, each incumbent director attended more than 75% of the meetings of the Board or meetings of the committees of the Board held during the periods in which they served as members of the Company's Board of Directors.

     Executive Committee. The Board of Directors has a standing Executive Committee which is authorized to exercise all authority of the Board of Directors in the intervals between the meetings of the Board of Directors with respect to the business affairs of the Company. The members of the Executive Committee are Directors Grady E. DuPriest, James V. Kelley, Roy E. Ledbetter, Robert C. Nolan, Cal Partee, Jr., W. C. Partee, John D. Trimble, Jr., and Dr. David M. Yocum, Jr. During fiscal year 1993, the Executive Committee met thirteen (13) times.

     Compensation, ESOP and Benefits Committee. The Board of Directors has a standing Compensation, ESOP and Benefits Committee which formulates policies and procedures with respect to compensation and benefits. The members of the Compensation, ESOP and Benefits Committee are Directors E. Larry Burrow, Claiborne P. Deming, Richard H. Mason and Robert C. Nolan. The functions of this Committee are (1) to review, approve and recommend to the Board salaries of all officers of the Company and of its wholly-owned banking subsidiaries; (2) to review, approve and recommend to the Board annually the aggregate amount to be expended as annual bonuses to executive officers of the Company and its wholly-owned banking subsidiaries; and (3) to review, oversee and approve the employee benefit plans of the Company. During fiscal year 1993, the Committee met four (4) times.

     Audit Committee. The Board of Directors has a standing Audit Committee which oversees the internal and external audit functions. The members of the Audit Committee are Directors E. Larry Burrow, Michael F. Mahony, William E. Morgan, R. Madison Murphy, and John D. Trimble, Jr. The functions of the Audit Committee are (1) to review and examine the internal control, compliance and accounting operating systems of the Company and its subsidiary banks; (2) to recommend to the Board any changes in policy deemed necessary as a result of this review; and (3) to recommend to the Board and Stockholders the appointment of the Company's external audit firm. During fiscal year 1993, the committee met four (4) times

     Nominating Committee. The Board of Directors has a standing Nominating Committee, the sole function of which is to nominate candidates to the Board of Directors. The members of the Nominating Committee are Directors William A. Eckert, Jr., John D. Trimble, Jr., Ralph C. Weiser, and Dr. David M. Yocum, Jr. During fiscal year 1993, the Nominating Committee met one (1) time.

     Asset-Liability Committee. The Board of Directors has a standing Asset-Liability Committee which reviews and examines the asset-liability sensitivity of each subsidiary bank and reports its findings to the

Board. The members of the Asset-Liability Committee are Directors James V. Kelley, Richard H. Mason, and John D. Trimble, Jr. During fiscal year 1993, the Asset-Liability Committee did not meet.

COMPENSATION OF DIRECTORS

     All members of the Board of Directors of the Company other than executive officers are paid a retainer of $300.00 per month in addition to a fee of $200.00 per meeting for all regular and special meetings of the Board which they attend. Members of the Board serving on Board committees are paid a fee of $75.00 for each meeting they attend.

     Directors receive no other cash or cash-equivalent forms of remuneration solely in their capacities as directors of the Company or its subsidiaries. Officers of the Company and its subsidiaries who also serve on the Company's Board are not paid a fee for serving in the capacity of director. The total cost to the Company for such fees during 1993 was $110,625.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock must file reports of ownership and changes of ownership in the Company with the Securities Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act"). Additionally, Item 405 of Regulation S-K under the Act requires the Company to identify in its proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Based exclusively on information provided to the Company by individual executive officers and directors, the Company believes that before and during fiscal year 1993, all filing requirements applicable to executive officers and directors have been made in compliance with Section 16(a) and the rules promulgated thereunder.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen & Co., certified public accountants, serve as the Company's independent auditors for the fiscal year ending December 31, 1994, and the Board of Directors has directed that such appointment be submitted to the Stockholders at the Meeting for their ratification and approval thereof. The Company has been advised by Arthur Andersen & Co. that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. If the foregoing appointment is rejected by the Stockholders, the Board of Directors will appoint an independent auditor to serve for the fiscal year ending December 31, 1994, whose appointment to serve for any period subsequent to the 1995 Annual Meeting shall be subject to Stockholders' approval at such Annual Meeting.

     Representatives of Arthur Andersen & Co. will be present at the Meeting, will have an opportunity to make a statement to the Stockholders, if desired, and will be available to respond to appropriate questions from Stockholders.

     In connection with its audit of the books and accounts of the Company for the fiscal year ended December 31, 1993, Arthur Andersen & Co. examined the Company's annual consolidated financial statements, performed a review of its consolidated annual and quarterly filings with the Securities Exchange Commission, and consulted with the Company concerning other accounting and certain tax matters.

     THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS.

            PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE
              THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY FROM
                     12,000,000 SHARES TO 24,000,000 SHARES

     The Board of Directors has determined that it is in the best interest of the Company to amend the Company's Articles of Incorporation ("Articles") to increase the number of authorized shares of Common Stock, $1.00 par value from 12,000,000 shares to 24,000,000 shares. On March 17, 1994, First United had 4,272,276 shares of its authorized Common Stock issued and outstanding. The Common Stock is traded on the National Association Securities Dealers Automated Quotations-National Market System under the symbol of "UNTD". The Common Stock does not entitle Stockholders to preemptive rights. However, ownership of the Common Stock does entitle Stockholders the right to receive dividends, said dividends are declared at the discretion of the Company's Board of Directors, and the right to vote on all matters that require stockholder approval under the Arkansas Business Corporation Act of 1987, as amended. Unless otherwise required, the Company does not intend to seek additional authorization to issue the shares of Common Stock authorized by this proposal.

     Over the past year, First United has actively sought to acquire additional banks or bank holding companies through acquisition of both stock and assets. The Company currently is a party to an acquisition agreement which, if consummated, will result in the issuance of additional Common Stock. The Company expects this activity to continue and a portion of the increase in the authorized shares of Common Stock may be used in future acquisitions by First United.

     The Board of Directors also believes that additional shares of its Common Stock should be authorized to provide for the issuance of shares for the First United Bancshares, Inc. 1994 Equity Participation Plan ("Equity Participation Plan"). The Equity Participation Plan contains a provision for the issuance of shares of First United Common Stock and is one method by which the Company seeks to acquire, retain and reward its employees for their service to the Company. The Board of Directors has recommended that Stockholders adopt the Equity Participation Plan (see the discussion of the plan below).

     The authorization of additional shares is not intended to serve as an anti-takeover defense. However, such authorization would have such an effect if the Board of Directors should choose to place authorized but unissued shares in the control of a person or persons friendly to the Board. If authorized but unissued shares are used to acquire control of a bank or bank holding company, the Company's desire is to avoid any dilution of earnings per share or book value per share. However, the issuance of additional shares could have such an effect of dilution and would dilute the voting power of existing stockholders.

APPROVAL OF THE AMENDMENT WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS ( 2/3) OF ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION.

             PROPOSAL TO APPROVE THE FIRST UNITED BANCSHARES, INC.
                         1994 EQUITY PARTICIPATION PLAN

     The Board of Directors has determined that it is in the best interest of the Company to begin the practice of making certain equity participation awards available to those key employees responsible for the continued growth of the Company's business. The Board, as well as the Compensation, ESOP and Benefits Committee ("Compensation Committee"), believes that providing such employees with an opportunity to acquire a proprietary interest in the Company creates in such key employees an increased interest in and greater concern for the welfare of the Company and its Stockholders. Accordingly, on March 21, 1994, the Board of Directors upon the recommendation of both the Compensation Committee and the Executive Committee adopted the First United Bancshares, Inc. 1994 Equity Participation Plan (the "Equity Participation Plan") and directed that it be submitted to the Company's Stockholders for consideration and approval. Assuming approval by the Stockholders at the Meeting, the effective date of the Equity Participation Plan will be the date the Equity Participation Plan was approved by the Board.

     The following is a brief summary of the proposed Equity Participation Plan.

ADMINISTRATION

     The Equity Participation Plan shall be administered by the Board of Directors of the Company, which, to the extent it shall determine, may delegate its powers with respect to administration of the Equity Participation Plan to the Compensation Committee, composed of not less than three members of the Board of Directors, whose members are ineligible to participate in the Equity Participation Plan and who are "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act of 1934. The Board of Directors or Committee, in its discretion, determines among other things; (i) the key employees eligible to participate in the Equity Participation Plan; (ii) the number of shares to be optioned or stock appreciation rights to be granted to individuals under the Equity Participation Plan; (iii) the manner and periods in which such options or stock appreciation rights shall vest and become exercisable, and (iv) such other terms and provisions thereof, including but not limited to, provisions relating to the effect upon the ability to exercise an option or stock appreciation right in case of death or termination of employment of a key employee, and any change in the vesting of options or stock appreciation rights upon the occurrence of a "change in control" of the Company. Notwithstanding the foregoing, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Equity Participation Plan if, at any time within one year prior to such exercise of discretion or participation, the director has received stock, stock options, stock appreciation rights or any other derivative security (as defined under the appropriate provisions of the Exchange Act) pursuant to the Equity Participation Plan or any other plan of the Company or its subsidiaries as to which any discretion by such director is exercised.

ELIGIBILITY

     All officers and executive personnel of the Company and its subsidiaries determined in the discretion of the Board of Directors or Compensation Committee to be "key employees" are eligible to participate in the Equity Participation Plan. The term "key employee" generally means an employee who renders services which tend to contribute materially to the success of the Company or which reasonably may be anticipated to contribute materially to the success of the Company. Members of the Board of Directors of the Company who are not employed as regular employees may not participate in the Equity Participation Plan. As of March 21, 1994, the Board of Directors and the Compensation Committee granted Restricted Options covering 546 shares and Non-Statutory Options covering 4,918 shares to James V. Kelley. As of this date, Mr. Kelley had been designated as the only key employee eligible to participate in the Equity Participation Plan. The following table discloses this grant of benefits:

                              NEW PLAN BENEFITS(1)

                                                        1994 EQUITY PARTICIPATION PLAN
                                           ---------------------------------------------------------
                                              DOLLAR               NUMBER OF SHARES UNDERLYING
            NAME AND POSITION              VALUE ($)(2)                       OPTION
- ------------------------------------------ -------------      --------------------------------------
James V. Kelley                               $   -0-(3)      Nonstatutory Option - 4,918 shares(5)
  President, Chairman, Chief Executive        $15,288(4)      Restricted Option - 546 shares(6)
  Officer of Company and
  Director of Company
Executive Officer Group                       $15,288         same as above(7)
Non-Employee Director Group                   $   -0-         none
Non-Executive Employee Group                  $   -0-         none

- ---------------

Notes:

(1) The Board of Directors of the Company adopted the 1994 Equity Participation Plan ("Plan") effective March 21, 1994, subject to subsequent Company stockholder approval. Participation in the Plan, and the grant of Options and/or SARs under the Plan is at the sole discretion of the Board. Any benefits to be realized under the Plan are not yet determinable, with the exception of those shown in this table.

(2) Dollar values as of March 21, 1994.

(3) On March 21, 1994, a Nonstatutory Option for 4,918 shares of Company stock was granted to the indicated executive officer. Such grant was made at 100% of such stock's current fair market value. Therefore, no current dollar value is attributable to such grant.

(4) On March 21, 1994, a Restricted Option for 546 shares of Company stock was granted to the indicated executive officer. Shares of Company stock subject to the Restricted Option may be acquired at no cost by the executive officer. Based on a $28 fair market value per share on March 21, 1994, the shares subject to the Restricted Option had the indicated dollar value.

(5) Shares subject to the Nonstatutory Option may be acquired by paying the grant price per share, which was 100% of the fair market value of Company stock on the date of grant. No shares of Common stock subject to the Nonstatutory Option may be exercised within one year from the date of grant. Thereafter, the shares vest cumulatively 25% per year, up to 100% vesting four years from the date of grant.

(6) Shares of Company stock subject to the Restricted Option may be acquired at no cost by the indicated executive officer after a 5-year period from the date of grant.

(7) Participation in the Plan is at the discretion of the Board of Directors of the Company. As of the date of this Proxy Statement, only the executive officer shown participates in the Plan.

SHARES AVAILABLE FOR EQUITY PARTICIPATION PLAN AWARDS

     Options or stock appreciation rights may be granted until March 21, 2004, for a maximum of 100,000 shares of Common Stock, par value $1.00, which may be authorized but unissued shares or treasury shares, as the Board of Directors may determine. Common Stock subject to unexercised options or stock appreciation rights that expire will again become available for the grant of options or stock appreciation rights under the Equity Participation Plan. As of March 17, 1994 the market value of the Common Stock underlying the options was $295,000.

TYPE OF OPTIONS

     The Equity Participation Plan provides for the granting of stock options (the "Options") to purchase shares of the Company's Common Stock. Under the Equity Participation Plan, each Option gives the key employee thereof the right to acquire one share of Common Stock for the price and on terms set forth therein. The Equity Participation Plan will enable the Company to grant either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Options that do not meet the requirements of Incentive Options ("Non-Statutory Options"). Furthermore, the Equity Participation Plan will enable the Company to grant restricted stock Options ("Restricted Options"), which grant the employee an Option to acquire shares of Common Stock at no cost over a period of time.

VESTING AND TERMINATION OF OPTIONS

     No Incentive Option or Non-Statutory Option shall be exercisable prior to the date of one (1) year, or after the date of ten (10) years, from the date the Option was granted. No Restricted Option shall be exercisable prior to the date five (5) years, or after the date ten (10) years, from the date the Option was granted. Both Incentive Options and Non-Statutory Options vest cumulatively over a four-year period, beginning one year following the date of the grant. Vesting occurs 25% per year, up to 100% vesting four years after the date of the grant.

     Unless the Board of Directors or Committee, in its discretion, determines otherwise at the time of grant, the Equity Participation Plan provides that upon termination of employment of a key employee the right to exercise any non-vested option will terminate at the date the key employee's employment is terminated. However, in the event of a change of control of the Company, in the event of age 65 retirement (or retirement prior to age 65 with the consent of the Board of Directors) or upon the total disability of a key employee, each such key employee shall immediately become one hundred percent (100%) vested in any award granted to him under the Equity Participation Plan.

OPTION PRICE

     The exercise price per share for each Incentive Option may not be less than the fair market value of the underlying shares on the date of the grant. The exercise price per share for each Non-Statutory Option may not be less than 95% of fair market value of the underlying shares on the date of the grant. A Restricted Option may be exercised at no cost to the key employee.

PAYMENT FOR SHARES

     Options may be exercised upon notice to the Company and payment of the Option exercise price either (i) in cash, or (ii) through tender of one or more shares of the Company's Common Stock already owned (with fair market value of the stock at the date of exercise considered payment).

ASSIGNABILITY OF OPTIONS

     No Option shall be assignable or transferrable by the key employee except by will or by the laws of descent and distribution, and each Option is exercisable during the lifetime of the key employee only by such key employee and at death by his or her heirs, executors or administrators.

STOCK APPRECIATION RIGHTS

     In addition to Options, the Equity Participation Plan provides for the grant of stock appreciation rights ("SARs") which, if granted, must be granted simultaneously with the grant of an Option (either Incentive or Non-Statutory) in conjunction therewith. An SAR is limited in that the Board may only grant up to two SARs for every three shares of Common Stock subject to any Incentive or Non-Statutory Option. SARs must be exercised in tandem with the Incentive or Non-Statutory Option to which they relate. An SAR entitles the holder, upon exercise of such SAR, to receive from the Company cash based upon the changes in the Company's Common Stock price having an aggregate value equal to the product of (i) the excess of the fair market value on the date of exercise over the exercise price per share specified in such SAR or its related Option, multiplied by (ii) the number of shares for which such SAR shall be exercised. SARs are subject to the same provisions regarding transferability, termination of employment and adjustability upon changes in the capital structure of the Company as applicable to the related Options.

TAX CONSEQUENCES

     Under currently applicable provisions of the Code, as amended, a key employee will not be deemed to receive any income for federal income tax purposes upon the grant of any Option or SAR under the Equity Participation Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a Non-Statutory Option or SAR, the key employee will be deemed to have received ordinary income in the amount equal to the difference between the exercise price and the market price of shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the key employee. Upon the exercise of an Incentive Option, there is no income recognized by the key employee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the Option, the key employee will realize a capital gain or loss upon sale, measured at the difference between the exercise price and the sales price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain or sale or exercise, whichever is less. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed by the Company with respect to shares purchased by a key employee upon the exercise of an Incentive Option, provided such shares are held for the required period as described above.

     Under the Code, as amended, an Option will generally be disqualified from receiving Incentive Option treatment if it is exercised more than three months following termination of employment. However, if the key employee is disabled, such statutory treatment is available for one year following termination. If the key employee dies while employed by the Company or within three months thereafter, the statutory time limit is waived altogether. In no event do these statutory provisions extend the rights to exercise an Option beyond those provided by its terms.

TERMINATIONS AND AMENDMENT

     Subject to any required action by the Stockholders, the number of shares authorized for grant under the Equity Participation Plan may be apportionately adjusted by the Board of Directors for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, spinoff, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. The Board of Directors may suspend, amend or terminate the Equity Participation Plan at its discretion. The Board will not be required to obtain Stockholder approval of any amendment to the Equity Participation Plan where such amendment is necessary to assure continued qualification of the Equity Participation Plan under Rule 16b-3 of the Exchange Act, as amended; or is required by the Code or the rules and regulations of NASDAQ National Market System. However, Stockholder approval of an amendment is required if such amendment materially increases the total number of shares of Common Stock available for grant under the Equity Participation Plan; materially modifies the class of eligible employees under the Equity Participation Plan or materially increases benefits to any key employee who is subject to the restrictions of Section 16 of the Exchange Act. Termination or amendment of the Equity Participation Plan will not materially affect the rights of any key employee with respect to Options previously granted.

APPROVAL OF THE EQUITY PARTICIPATION PLAN WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IN PERSON OR BY PROXY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EQUITY PARTICIPATION PLAN.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION, ESOP AND BENEFITS COMMITTEE

     In order to enhance disclosure of the Company's policy toward executive compensation and to comply with the rules of the Securities and Exchange Commission, the Compensation, ESOP and Benefits Committee ("Committee"), in their capacity as such Committee, submits the following report addressing the Company's policy toward executive compensation as it relates to the named executive officers for fiscal year 1993.

  Compensation Policy

     The executive compensation policy of the Company is to compensate executives in a manner where a reasonable relationship exists between the maximization of corporate earnings and executive pay. The Company's compensation program creates an incentive to improve overall performance relative to other financial institutions within the Company's peer group. However, the Company does not seek to provide executives with incentives to take undue risk and thereby impair the Company's financial strength. The goal of the Company's policy is to retain and motivate key employees with bonuses based upon individual bank performance and initiatives as well as the Company's performance. The Company's performance is primarily measured by internal goals and performance levels compared to industry peers. If the Company achieves or exceeds internal goals and industry performance levels, executive compensation normally will be higher than in years where such goals and levels are not achieved. In order to attract and retain highly qualified executives the Company maintains an Employee Stock Ownership Plan which ensures that such executives will have a long-term stake in the success of the Company.

  Measures of Performance

     The Committee measures the Company's performance by examining earnings per share, return on assets and the level of non-performing loans and assets. A further analysis is done by comparing these factors with the Company's internal goals, prior year's performance and peer group averages. The Company's revenues in fiscal year 1993 were derived almost exclusively from the commercial banking industry. Therefore, the Company measured its performance against a peer industry average index comparing itself and its banks to commercial banks which most closely resemble the Company's banks in asset size.

  Executive Compensation

     The Company's executive compensation program for fiscal year 1993 consisted of (1) annual base salary, adjusted from fiscal year 1992, (2) executive bonus based on the performance measures described above, (3) contributions to the Company's Employee Stock Ownership Plan and (4) contributions to whole life insurance policies for selected executives. The Committee feels that the above named types of compensation provide an effective incentive for executives.

     The Company's management was focused in their pursuit of maximizing earnings and maintaining a low level of non-performing assets which resulted in a significantly better 1993 performance. Notwithstanding the performance-based criterion noted in the preceding paragraph, various other factors are considered in determining the appropriate level of executive compensation. Other factors may include cost of living adjustments, as well as the individual's past performance and potential with the Company.

     The Committee has awarded executive compensation based upon the Company's performance and believes that this correlation results in an enhanced synergy between corporate goals and the interests of stockholders. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that the level of executive compensation in fiscal year 1993 is reflective of the foregoing compensation policy and performance goals of the company.

  Compensation of Chief Executive Officer

     The Company increased Mr. Kelley's base salary to $180,000 in 1993. Mr. Kelley's salary is considered appropriate by the Committee based upon his years of experience in this position. Additionally, the Committee considered Mr. Kelley's salary to be competitive when compared to other financial institutions within the Company's peer group.

     Mr. Kelley was awarded an annual bonus of $70,000 for 1993. The Committee considered the 13% increase in market value of the Company's Common Stock during 1993 as well as the14% increase in earnings per share, the 13.92% return on equity and the 1.27% return on assets sufficient to merit the granting of his bonus.

                                            Respectfully Submitted,

                                            Compensation, ESOP and Benefits
                                            Committee

                                            /s/  Robert C. Nolan, Chairman
                                            /s/  E. Larry Burrow
                                            /s/  Richard H. Mason
                                            /s/  Claiborne P. Deming

                               STOCK PERFORMANCE

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1993 with the cumulative total returns on the S&P 500 Index and the Dow Jones Regional Bank Index. The comparison assumes $100.00 was invested on December 31, 1988, in the Company's Common Stock and in each of the foregoing indices with reinvestment of the dividends.

                                 First United                      Dow Jones
      Measurement Period          Bancshares,                    Regional Bank
    (Fiscal Year Covered)            Inc.       S&P 500 Index        Index
1988                                       100             100             100
1989                                    109.10          130.94          117.01
1990                                    103.51          125.80           82.24
1991                                    123.71          166.61          143.73
1992                                    245.43          180.95          192.14
1993                                    251.67          198.94          202.21

COMPENSATION OF MANAGEMENT

     The Company does not directly compensate the officers and management for serving in that capacity. Compensation is provided by First National Bank of El Dorado, El Dorado, Arkansas ("El Dorado"), First National Bank of Magnolia, Magnolia, Arkansas ("Magnolia"), The Merchants and Planters Bank, N.A., Camden, Arkansas ("Camden"), The City National Bank, Ft. Smith, Arkansas ("Ft. Smith"), and Commercial Bank at Alma, Alma, Arkansas ("Alma"), the wholly-owned banking subsidiaries of the Company. However, the Company does reimburse each such wholly-owned or controlled banking subsidiary for the Company's officer remuneration, which amount of reimbursement is set by the Company's Board of Directors. The Company does compensate its directors for serving in that capacity as discussed below. The following information reflects compensation, remuneration and transactions with the Company, El Dorado, Magnolia, Camden, Ft. Smith or Alma for the period beginning January 1, 1993, and ending December 31, 1993. The following table sets forth the compensation paid by the Company, El Dorado, Magnolia, Camden, Ft. Smith or Alma during the fiscal year 1993 to the highest paid executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
                                          ---------------------------------------------------
                                            FISCAL                                  OTHER
                                             YEAR                                   ANNUAL       ALL OTHER
                NAME AND                     ENDED                               COMPENSATION   COMPENSATION
           PRINCIPAL POSITION             JANUARY 31,   SALARY ($)   BONUS ($)      (2)($)      (3)(4)(5)($)
- ----------------------------------------  -----------   ----------   ---------   ------------   ------------
James V. Kelley                               1993        180,000      70,000        3,403         13,523
  President, Chairman, Chief                  1992        170,000      50,000        3,403         12,946
  Executive Officer of the Company            1991        160,000      30,000        3,403          9,456
  and Director of the Company
Robert L. Jones                               1993        127,350      25,600        1,170          7,310
  President, Chief Executive Officer          1992        122,000      25,600          N/A          7,892
  and Director of Magnolia                    1991         90,000      16,350          N/A          5,679
Robert G. Dudley                              1993         94,500      13,000        8,027          6,134
  President of El Dorado;                     1992         90,500      12,650        8,027          6,442
  Secretary of the Company                    1991         88,750       8,750        8,027          4,871
Jim N. Harwood                                1993        117,200      11,900          N/A          6,134
  President and Chief Executive               1992         85,000      11,900          N/A          5,501
  Officer of Ft. Smith                        1991         79,200       7,500          N/A          3,958
Harold E. Henson, Jr. (1)                     1993         86,370      27,500        9,120         32,350
  Former President, Chairman,                 1992        131,300      27,500        3,912         12,946
  Chief Executive Officer of Ft. Smith        1991        127,500      18,750        3,912          9,456
James R. Jordan                               1993         81,000      18,000          N/A          4,627
  President and Chief Executive               1992         76,500      16,100          N/A          4,951
  Officer of Camden                           1991         60,000      10,500          N/A          3,409

- ---------------

NOTES:

(1) Harold E. Henson, Jr. retired as President and Chief Executive Officer of Ft. Smith effective February 16, 1993. Jim N. Harwood was appointed by the board of directors as President and Chief Executive Officer of Ft. Smith upon Mr. Henson's retirement. Mr. Henson remained at Ft. Smith and served as Chairman until July 1, 1993.

(2) El Dorado provides whole life insurance policies for the benefit of Messrs. Kelley and Dudley and Ft. Smith provides a whole life insurance policy for the benefit of Mr. Henson. For the year ended December 31, 1993 the amounts paid by El Dorado and Ft. Smith for the policies for Messrs. Kelley, Henson and Dudley were, respectively, $3,403; $3,912; and $8,027. This compensation is included within the Other Annual Compensation Column. Magnolia provides a cost of life insurance policy for Mr. Jones. For the year ended December 31, 1993, the amount paid on behalf of Mr. Jones was $1,170. This compensation is included within the Other Annual Compensation Column. Ft. Smith paid Mr. Henson $5,082 under a deferred compensation agreement, which is included within the other Annual Compensation Column.

(3) Amounts representing certain personal benefits are not included in this table. The Company and its subsidiaries have a policy of providing country club services and automobiles to certain officers. The key employees of these benefits are selected by the respective subsidiaries' Boards of Directors. In the Company's estimation, the dollar amount of such items for the personal benefit of each named individual does not exceed ten percent (10%) of the aggregate compensation for any individual.

(4) The Company contributed cash contributions to an employee stock ownership plan ("ESOP") during fiscal year 1993 which is included as All Other Compensation. The Company makes cash contributions to the ESOP for the purchase of the Company's Common Stock for the benefit of covered employees. All employees over 20 and one-half years of age who have six months service with the Company and work 1,000 hours or more per year are covered by the ESOP. Contributions to the ESOP are discretionary. The Board of Directors determines the contribution each year up to a maximum of 15% of covered compensation. Each covered employee is allocated the same percentage of covered compensation. For the year ended December 31, 1993, the amount of the Company's contribution allocated to the accounts of Messrs. Kelley, Jones, Dudley, Henson, Harwood and Jordan were, respectively $13,523, $7,310, $6,134, $4,051, $6,726 and $4,627.

(5) Contributions for officers to the Company's pension plan are not included in the above table since they cannot readily be individually calculated by the regular actuaries for the plan. However, current compensation covered by the plan does not differ by more than ten percent (10%) from the covered compensation set forth in the annual compensation columns of the Summary Compensation Table for any named executive officer. Covered compensation covers basic compensation and bonuses or incentive compensation paid to all plan participants. The following table sets forth the annual life annuity, payable under the qualified pension plan to participating employees in the specified remuneration and years of service classification. The benefits provided by the pension plan are computed on a straight life annuity basis and are subject to a deduction for social security benefits.

                                                             PENSION PLAN TABLE
                                                   SCHEDULE OF ESTIMATED ANNUAL RETIREMENT
                                                                  BENEFITS
                                                              YEARS OF SERVICE
                  FINAL AVERAGE                -----------------------------------------------
                  COMPENSATION                   10        15        20        25        30
    -----------------------------------------  -------   -------   -------   -------   -------
    $ 20,000.................................  $ 2,400   $ 3,600   $ 4,800   $ 6,000   $ 7,200
    $ 30,000.................................  $ 3,930   $ 5,859   $ 7,860   $ 9,825   $11,789
    $ 50,000.................................  $ 7,719   $11,579   $15,438   $19,298   $23,157
    $ 80,000.................................  $13,705   $20,588   $27,410   $34,263   $41,115
    $100,000.................................  $17,705   $26,558   $35,410   $44,263   $53,115
    $150,000.................................  $27,705   $41,558   $55,410   $69,263   $83,115

- ---------------

     The final average compensation is averaged over the highest three (3) consecutive years of employment. Benefits commence at age 65, the normal retirement date, and continue for the lifetime of the participant, with 120 payments guaranteed. The estimated credited years of service for Mr. Kelley, Mr. Jones,

     Mr. Dudley, Mr. Harwood, and Mr. Jordan are 9, 10, 33, 5 and 8, respectively. Mr. Henson retired effective July 1, 1993 and received $28,299 as a distribution from the pension plan for fiscal year 1993, which is included in the Other Annual Compensation column.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS

     The following table sets forth the nature and extent of ownership of the Common Stock of the Company by the normal executive officers as of February 1, 1994 and other information regarding the named executive officers of the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

                                                                          AMOUNT AND NATURE    PERCENT
                      NAME AND                                OFFICER       OF BENEFICIAL        OF
                 PRINCIPAL POSITION                    AGE    SINCE(2)      OWNERSHIP(3)        CLASS
- -----------------------------------------------------  ---    --------    -----------------    -------
James V. Kelley......................................  44       1987            3,984(4)         *
  President, Chairman, Chief Executive Officer of the
  Company
Robert L. Jones......................................  58       1984            3,015(5)         *
  President, Chief Executive Officer of Magnolia
Robert G. Dudley.....................................  61       1983            4,590(6)         *
  President of El Dorado; Secretary of the Company
Jim N. Harwood.......................................  54       1993              574(7)         *
  President and Chief Executive Officer of Ft. Smith
Harold E. Henson, Jr.(1).............................  65       1988               74            *
  Former President, Chairman, Chief Executive Officer
  of Ft. Smith
James R. Jordan......................................  49       1991            1,757(8)         *
  President and Chief Executive Officer of Camden

- ---------------

 * Percentage of shares of Common Stock held is less than one percent (1%) of the issued and outstanding shares of Common Stock of the Company.

NOTES:

(1) Harold E. Henson, Jr. retired as President and Chief Executive Officer of Ft. Smith effective February 16, 1993. Jim N. Harwood was appointed by the Board of Directors as President and Chief Executive Officer of Ft. Smith upon Mr. Henson's retirement. Mr. Henson remained at Ft. Smith and served as Chairman until July 1, 1993.

(2) The year indicated represents the year in which the officer commenced service in his present position. All officers of the Company have served in such capacity, as disclosed, since May 25, 1993.

(3) All shares listed represent Common Stock held in the company and are owned of record with beneficial ownership thereof except as described in certain of the following notes.

(4) James V. Kelley owned of record 200 shares; 3784 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Kelley had a beneficial interest.

(5) Robert L. Jones owned of record 200 shares; 2,815 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Jones had a beneficial interest.

(6) Robert G. Dudley owned of record 1,320 shares; 2,970 shares were owned of record by the Company's Employee Stock Ownership Plan in which Mr. Dudley had a beneficial interest; 300 shares were owned of record by Mr. Dudley's wife, beneficial interest in such shares is expressly disclaimed by Mr. Dudley. See footnotes (3) and (4) on page 5 of this Proxy Statement regarding shares owned of record by First Land & Timber Corporation and First Land & Investment Company, respectively. Mr. Dudley expressly disclaims beneficial ownership in such shares.

(7) Jim N. Harwood had beneficial interest in 574 shares, all of such shares are owned of record by the Company's Employee Stock Ownership Plan.

(8) James R. Jordan owned of record 200 shares; 1,557 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Jordan had a beneficial interest.

COMPENSATION AGREEMENTS

     DEFERRED COMPENSATION AGREEMENT. Under a 1982 Agreement between Ft. Smith and Mr. Henson, Mr. Henson or his wife is entitled to receive total deferred compensation of $125,000 paid on a monthly basis over a 10 year period beginning upon Mr. Henson's retirement upon reaching age 65 or death. The right to such payments shall end upon the earlier of (i) payment of $125,000, (ii) the death of both Mr. Henson and his wife or (iii) the termination of Mr. Henson's employment prior to retirement. Mr. Henson's retirement became effective on July 1, 1993. Ft. Smith paid Mr. Henson $5,208 under the Agreement from July 1, 1993 to December 31, 1993.

     SEVERANCE AGREEMENT. A 1992 Severance Agreement between the Company and El Dorado and James V. Kelley provides for severance payments to Mr. Kelley in the event his employment terminates under certain conditions within two years of a change in control of the Company, as defined in the Agreement. In the event of a covered termination Mr. Kelley shall be entitled to receive total cash payments equal to twice his annual salary plus normal bonuses. Such payments shall be payable in equal monthly installments for twenty-four months, with an additional amount equal to the monthly payment times an annual increase in the Urban Consumer Price Index payable during the second twelve month period. Mr. Kelley would also be entitled to receive in twenty-four monthly installments cash payments equal to (i) the amount of any accrued but unvested benefits under any defined benefit or defined contribution employee benefit plan forfeited as a result of the termination, (ii) the increase in Mr. Kelley's accrued benefit under any defined benefit plan during the plan year preceding termination and
(iii) the average of contributions allocated to Mr. Kelley's account under any defined contribution plan during the two plan years preceding termination. The Company would be obligated for twenty-four months after termination to provide insurance coverages for Mr. Kelley and his beneficiaries equivalent to those provided by the Company and in effect at the time of termination.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers of the Company and El Dorado, Magnolia, Camden, Ft. Smith and Alma; directors of the Company and El Dorado, Magnolia, Camden, Ft. Smith and Alma; associates of such persons and principal Stockholders. Loans made to this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $13,466,000 as of December 31, 1993, which represents 14.7% of the Company's equity capital. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any favorable features.

     Michael F. Mahony is a partner in the law firm of Mahony & Yocum, El Dorado, Arkansas. The Company retained such law firm as counsel for El Dorado during fiscal year 1993. Such firm received legal fees from El Dorado based upon an hourly basis at rates comparable to those prevailing in the market.

     William A. Eckert is a partner in the law firm of Keith, Clegg & Eckert. Magnolia retained such law firm as counsel during fiscal year 1993. Such firm received legal fees from Magnolia based upon an hourly basis at rates comparable to those prevailing in the market.

     First Land & Timber Corporation ("FLT"), of which Robert G. Dudley serves as President and director and Michael F. Mahony, Robert C. Nolan and Dr. David
M. Yocum also serve as directors, rents on a month-to-month basis and leases certain real property to El Dorado on an annual basis. During fiscal year 1993, El Dorado paid to FLT a total of approximately $24,000 in rental for real property composed of the parking lot at the Main Branch; ground leases on real property occupied by the East and West Motor Bank Branch locations.

     Paula and Ann Company, a general partnership composed of Paula Pruet James and Ann Pruet Calhoon, adult daughters of Chesley Pruet, (a director of the Company) made an unsecured loan to the Company on August 15, 1988 in order to provide a portion of the funds necessary to acquire First City Corp. (which was the holding company that owned The City National Bank of Ft. Smith). The loan is for five million dollars ($5,000,000), at an annual interest rate equal to three-eighths of one percent (.375%) below the Citibank, N.A. Prime Interest Rate. Interest is payable in quarterly installments until August 15, 1994, at which time the full amount of principal and interest is due and payable. The Company solicited, received and considered alternative loan proposals from no less than two commercial lending institutions. Upon comparison with other loan proposals, a disinterested Board of Directors of the Company resolved that the loan proposal of Paula and Ann Company was in the best interest of, and fair to, the Company. Mr. Pruet owns no interest, direct or indirect, in Paula and Ann Company, nor did Mr. Pruet participate in the discussion, consideration or voting pertaining to this loan.

     Highland Industrial Park, Inc. ("Highland"), of which Roy E. Ledbetter is an officer, leases land to Camden on which its East Camden Branch is located. During fiscal year 1993, Camden paid rental to Highland of approximately $7,000.

     Parsimonious, Inc., an Arkansas corporation, of which Ralph C.Weiser is a beneficial owner of more than ten percent (10%) of the corporation's issued and outstanding common stock received a line of credit from Magnolia on April 1, 1992 in the principal amount of six hundred thousand dollars ($600,000.00). The largest amount of indebtedness outstanding during fiscal year 1993 was $590,000 at an annual interest rate of seven percent (7%). On December 31,1993 the outstanding indebtedness was $590,000. The line of credit was made on similar terms, including interest rates and collateral requirements as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any favorable features to Parsimonious, Inc.

     John-Clai Company, a general partnership in which Claiborne Deming is a general partner received a loan from El Dorado on October 29, 1987 in the principal amount of $544,395 at a variable rate of interest tied to the First National Bank of El Dorado Base Rate for the purpose of financing a transaction in which John-Clai Company acquired real estate. The largest amount of indebtedness outstanding at any time during fiscal year 1993 was $504,395 and as of December 31, 1993 the outstanding indebtedness was $464,395. The loan was made on similar terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to John-Clai Company.

     Robert L. Jones, the chief executive officer of Magnolia, received a loan from Magnolia for the purchase of a residence. The largest amount of indebtedness outstanding at any time during fiscal year 1993 was $81,586.19 and as of December 31, 1993, the outstanding indebtedness was $78,763.07. The loan was made on similar terms, including 6.625% as the rate of interest charged thereon and being collateralized by a first mortgage lien on Mr. Jones' residence, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to Mr. Jones.

     R. Madison Murphy, a director of the Company, received a loan from El Dorado for the purchase of a residence. The largest amount of indebtedness outstanding at any time during fiscal year 1993 was $243,965 and as of December 31, 1993, the outstanding indebtedness was $177,505.07. The loan was made on similar terms, including a variable rate of interest tied to the First National Bank of El Dorado Base Rate charged thereon and being collateralized by a first mortgage lien on Mr. Murphy's residence, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to Mr. Murphy.

     Harold E. Henson, Jr., the former President, Chairman, Chief Executive Officer of Ft. Smith, who retired as President and Chief Executive Officer of Ft. Smith effective February 16, 1993 and as Chairman effective July 1, 1993, received various loans from Ft. Smith during fiscal year 1993. The largest amount of aggregate indebtedness outstanding at any time during fiscal year 1993 was $255,850 and as of December 31, 1993, the aggregate outstanding indebtedness was $251,800. The indebtedness consists of a loan in the principal amount of $10,000 at 6.75% for the purchase of a residence, a loan in the principal amount of $72,500 at 7.75% for the consolidation of prior loans granted for expenses associated with the education of Mr. Henson's children and a loan in the principal amount of $68,300 at 7.75% for the consolidation of personal loans previously granted to Mr. Henson. All loans were made on similar terms as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any other features favorable to Mr. Henson.

                                 ANNUAL REPORT

     The Annual Report to Stockholders for the fiscal year ended December 31, 1993, including financial statements and other matters of interest to Stockholders accompanies this Proxy Statement or has been previously mailed to you. Stockholders are referred to such Report for financial information about the activities of the Company, but such report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSIONER. SUCH A REQUEST SHOULD BE ADDRESSED TO JOHN
E. BURNS, CHIEF FINANCIAL OFFICER, FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730, TELEPHONE (501) 863-3181.

                                 OTHER MATTERS

     So far as is now known to the management of the Company, there is no business other than that described herein to be presented to the Stockholders for action at the Meeting. Should other business properly come before the Meeting, votes may be cast pursuant to proxies with respect to any such business in the best judgment of the person acting under the proxies.

                             STOCKHOLDER PROPOSALS

     The 1995 Annual Meeting of Stockholders is presently scheduled to be held May 23, 1995. Any stockholder of the Company who wishes to have a proposal presented in the Company's Proxy Statement for such Meeting must deliver such proposal in writing in accordance with Rule 14a-8 promulgated under the Exchange Act, addressed to Mr. Robert G. Dudley, to the Company at its office at Main and Washington Streets, El Dorado, Arkansas 71730, not later than December 26, 1994.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors of
                                          FIRST UNITED BANCSHARES, INC.

                                          /s/ ROBERT G. DUDLEY

                                          ROBERT G. DUDLEY
                                          Secretary

                         FIRST UNITED BANCSHARES, INC.
                         1994 EQUITY PARTICIPATION PLAN


                                   SECTION 1
                                    PURPOSE


1.1 PURPOSE. The purpose of this Equity Participation Plan (the "Plan") is to give officers and executive personnel ('Key Employees') of First United Bancshares, Inc., an Arkansas corporation (the 'Company'), and corporations with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ('Subsidiaries'), an opportunity to acquire shares of the Common Stock of the Company, $1.00 par value ('Common Stock'), to provide an incentive for Key Employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for Key Employees to join or remain with the Company and its Subsidiaries.


                                   SECTION 2
                                 ADMINISTRATION

2.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the 'Board'), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 12.3) to a committee (the 'Committee') appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 13.3) shall be deemed to refer to the Committee.

          Notwithstanding the preceding provisions of this Section 2.1, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise of discretion or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security (as defined under appropriate provisions of the Securities Exchange Act of 1934) pursuant to the Plan or any other plan of the Company or Subsidiary as to which any discretion by such Board members is exercised.

2.2 Powers. In accordance with the express provisions of the Plan, the Board shall determine:

            (i)     the Key Employees to whom awards hereunder shall be granted,
            (ii)    the time or times at which such awards shall be granted,
            (iii)   the form and amounts of the awards, and
            (iv) the limitations, restrictions and conditions applicable to any such award.

            In making such determinations, the Board may take into account the nature of the services rendered by such Key Employees, or classes of Key Employees, their present and potential contributions to the Company's and Subsidiaries' success and such other factors as the Board in its sole discretion shall deem relevant.

2.3 INTERPRETATION. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

2.4         DETERMINATIONS.   The determinations of the Board on all matters
regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

2.5 NONUNIFORM DETERMINATIONS. The Board's determinations under the Plan, including without limitations, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                                   SECTION 3
                             AWARDS UNDER THE PLAN

3.1         FORM.   In the sole discretion of the Board, awards (hereinafter,
collectively, 'Equity Participation Awards') under the Plan may be granted in any or all of the following forms:

                  (i)        Incentive Stock Options, as described in Section 4,
                  (ii)       Nonstatutory Stock Options, as described in
                             Section 5,
                  (iii)      Restricted Stock Options, as described in 6, and
                  (iv)       Stock Appreciation Rights, as described in
                             Section 7.

3.2 MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 100,000, subject to adjustment pursuant to Section 3.3. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which any Equity Participation Awards may be granted under the Plan, any Equity Participation Awards under the Plan expire unexercised or are terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Equity Participation Awards, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as Equity Participation Awards under the Plan. Such Equity Participation Awards shall be available for a grant to a future or former holder of such Equity Participation Awards, upon such terms and conditions as the Board shall determine (and which may be more or less favorable than those applicable to any Equity Participation Award previously awarded).

3.3 ADJUSTMENT PROVISIONS. The aggregate number of shares of Common Stock with respect to which Equity Participation Awards may be granted, the aggregate number of shares of Common Stock subject to each outstanding Equity Participation Award, and the option or other price per share of each such Equity Participation Award, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 3 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.


                                   SECTION 4
                            INCENTIVE STOCK OPTIONS

4.1 INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common it is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code ('Code'). Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the specific provisions in this Section 4 and other provisions of the Plan.

4.2 OPTION PRICE. The option price of each Incentive Stock Option shall be equal, on the date of the grant, to at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option. Fair market value shall be determined in accordance with Section 12.9.

4.3 TERM OF INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Board in the Incentive Stock Option Agreement. However, no Incentive Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Incentive Stock Option is granted.

4.4 VESTING OF INCENTIVE STOCK OPTIONS. Unless otherwise provided in the Incentive Stock Option Agreement, a Plan participant's right to any number of shares of Common Stock granted under the Plan through Incentive Stock Options shall vest cumulatively over a 4-year period as follows:

            (i)    25% become vested on the first anniversary date of the grant;
            (ii) 50% become vested on the second anniversary date of the grant;
            (iii) 75% become vested on the third anniversary date of the grant; and
            (iv) 100% become vested on the fourth anniversary date of the grant.

4.5 LIMITATION ON AMOUNTS. The aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under this Plan or any other similar plan of the Company or any Subsidiary) shall not exceed $100,000. Such determination of aggregate fair market value with respect to each Incentive Stock Option shall be made at the time such Incentive Stock Option is granted.

4.6         TEN PERCENT SHAREHOLDER.   Notwithstanding any other provision
herein contained, no Key Employee may receive an Incentive Stock Option under the Plan if such Key Employee, at the time the award is granted, owns (as defined in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Subsidiary, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date ten years from the date such Option is granted.

4.7 EXERCISE. lncentive Stock Options shall be subject to such terms and conditions,- shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ('Incentive Stock Option Agreement') between the Plan participant and the Company, as the Board shall determine; provided, that such determinations shall not be inconsistent with the provisions of the Plan or with Section 422 of the Code or regulations thereunder. Incentive Stock Option Agreements need not be identical.

4.8         MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK.
Incentive Stock Options may be exercised by a Plan participant by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company. If shares of Common Stock of the Company are accepted as payment, the number of shares paid for each share of Common Stock subject to the Incentive Stock Option being exercised shall be determined by dividing the Incentive Stock Option grant price by the fair market value per share of the Common Stock on the date of exercise. Fair market value shall be determined in accordance with Section 12.9.

            As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the Plan participant shall be delivered to the Plan participant.


                                   SECTION 5
                           NONSTATUTORY STOCK OPTIONS

5.1 NONSTATUTORY STOCK OPTIONS. Nonstatutory Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Nonstatutory Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the specific provisions of this Section 5. Nonstatutory Stock Options are not intended to qualify under
Section 422 of the Code.

5.2 OPTION PRICE. The per share exercise price of each Nonstatutory Stock Option shall be fixed by the Board in the Nonstatutory Stock Option Agreement, but shall be equal, on the date of grant, to not less than 95% of the fair market value of the Common Stock subject to such Nonstatutory Stock Option. Fair market value shall be determined in accordance with Section 12.9.

5.3 TERM OF NONSTATUTORY STOCK OPTIONS. Each Nonstatutory Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Board in the Nonstatutory Stock Option Agreement. However, no Nonstatutory Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Nonstatutory Stock Option is granted .
5.4 VESTING OF NONSTATUTORY STOCK OPTIONS. Unless otherwise provided in the Nonstatutory Stock Option Agreement, a Plan participant's right to any number of shares of Common Stock granted under the Plan through Nonstatutory Stock Options shall vest cumulatively over a 4-year period as follows:

            (i)   25% become vested on the first anniversary date of the grant;
            (ii)  50% become vested on the second anniversary date of the grant;
            (iii) 75% become vested on the third anniversary date of the grant;
                  and
            (iv) 100% become vested on the fourth anniversary date of the grant.

5.5         EXERCISE.   Nonstatutory Stock Options shall be subject to such
terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ("Nonstatutory Stock Option Agreement') between the Plan participant and the Company, as the Board shall determine; provided, that such determinations shall not be inconsistent with provisions of the Plan. Nonqualified Stock Option Agreements need not be identical.

5.6         MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK.
Nonstatutory Stock Options may be exercised by a Plan participant by giving written notice, to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Nonstatutory Stock Option is being exercised and tendering payment therefor. At the time that a Nonstatutory Stock Option granted under the Plan is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company. If shares of Common Stock of the Company are accepted as payment, the number of shares paid for each share of Common Stock subject to the Nonstatutory Stock Option being exercised shall be determined by dividing the Nonstatutory Stock Option grant price by the fair market value per share of the Common Stock on the date of exercise. Fair market value shall be determined in accordance with Section 12.9.

            As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee shall be delivered to the Plan participant.


                                   SECTION 6
                            RESTRICTED STOCK OPTIONS

6.1 RESTRICTED STOCK OPTIONS. Restricted Stock Options may be granted under the Plan which provide a Plan participant the right to acquire a stated number of shares of Common Stock without payment. The award of Restricted Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the specific provisions of this Section 6 and other provisions of the Plan.


6.2 EXERCISE PRICE. The per share exercise price of each Restricted Stock Option shall be fixed by the Board in the Restricted Stock Option Agreement. However, unless otherwise modified in such Restricted Stock Option Agreement, the per share exercise price shall be equal, on the date of the grant, to 0% of the fair market value of the Common Stock subject to such Restricted Stock Option.

6.3 TERM OF RESTRICTED STOCK OPTIONS. Each Restricted Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Board in the Restricted Stock Option Agreement. However, no

Restricted Stock Option shall be exercisable prior to the date five years, or after the date ten years, from the date such Restricted Stock Option is granted.

6.4 VESTING OF RESTRICTED STOCK OPTIONS. Unless otherwise provided in the Restricted Stock Option Agreement, a Plan participant's right to any number of shares of Common Stock granted pursuant to a such Restricted Stock Option Agreement shall vest 100% on the fifth anniversary date of the grant.

6.5 EXERCISE. Restricted Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ("Restricted Stock Option Agreement") between the Key Employee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with provisions of the Plan. Restricted Stock Option Agreements need not be identical.


                                   SECTION 7
                           STOCK APPRECIATION RIGHTS

7.1 STOCK APPRECIATION RIGHTS. If deemed by the Board to be in the best interests of the Company, any Incentive Stock Option or Nonstatutory Stock Option granted under the Plan may include a stock appreciation right ("Stock Appreciation Right"), either at the time of the grant or thereafter while the Incentive Stock Option or Nonstatutory Stock Option is outstanding.

7.2 TERMS OF RIGHTS. Each Stock Appreciation Right shall relate to a specific Incentive Stock Option or Nonstatutory Stock Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such Option, or at such later date as may be deemed appropriate by the Board. The Company shall have sole discretion to grant up to two Stock Appreciation Rights for every three shares of Common Stock subject to any Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

7.3 VESTING OF STOCK APPRECIATION RIGHTS. Unless otherwise provided in the Stock Appreciation Right Agreement, a Plan participant's right to exercise any number of Stock Appreciation Rights granted under the Plan shall vest in accordance with the same vesting schedule applicable to the Incentive Stock Option or Nonstatutory Stock Option to which the Stock Appreciation Right relates.

7.4 EXERCISE. Stock Appreciation Rights shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written agreement ("Stock Appreciation Right Agreement") between the Key Employee and the Company, as the Board shall determine; provided, that such determinations shall not be inconsistent with provisions of the Plan. Stock Appreciation Right Agreements need not be identical.

7.5 MANNER OF EXERCISE. A Plan participant shall exercise a Stock Appreciation Right by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Right.

            Unless otherwise provided in the Stock Appreciation Right Agreement, a Plan participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Incentive Stock Option or Nonstatutory Stock Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise the Options to which such Stock Appreciation Rights relate.


7.6 PAYMENT. Each Stock Appreciation Right shall entitle a participant to the following amount of payment: the excess of the fair market value of a share of Common Stock on the exercise date over the option price per share of Common Stock subject to the related Incentive Stock Option or Nonstatutory Stock Option. Fair market value shall be determined in accordance with Section
12.9 of the Plan.

            The total payment to be made to a Plan participant upon the exercise of a Stock Appreciation Right shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of payment per Right determined under this Section 7.6. The payment to be made to a Plan participant upon the exercise of a Stock Appreciation Right shall be made in cash or by check within a reasonable period of time following the exercise of such Stock Appreciation Right.


                                   SECTION 8
                               CHANGE IN CONTROL

8.1 CHANGE IN CONTROL. Notwithstanding the vesting schedules found in Sections 4.4, 5.4,6.4 and 7.3 of the Plan, should a Change in Control of the Company be anticipated, not less than ten days prior to such Change in Control, each participant under the plan shall immediately become one hundred percent (100%) vested in any Equity Participation Award granted to him or her under the Plan. For these purposes, the term "Change in Control" shall apply if the Company, or any Subsidiary at which the Plan participant is employed, is merged with or acquired by another financial institution, or undergoes any other change in its corporate structure as follows:

          (i) any "person", including a"group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding a retirement plan qualified under Section 401 of the Internal Revenue Code (and excluding the Company), is or becomes the beneficial owner, directly or indirectly, of Common Stock representing 51% or more of the combined voting power of the Company's then outstanding voting stock, or of the outstanding voting stock of any Subsidiary at which a Plan participant is employed;

          (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

          (iii) the Company (or any Subsidiary at which a Plan participant is employed) is merged or consolidated with another Corporation and, as a result of the merger or consolidation, less than 80% of the outstanding voting stock of the surviving or resulting Corporation shall then be owned in the aggregate by the former stockholders of the Company (or by stockholders of any Subsidiary at which a Plan participant is employed), excluding stockholders who are (a) a party to the merger or consolidation within the meaning of the Exchange Act, or (b) an affiliate of such party;

          (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company (or any Subsidiary at which the a Plan participant is employed) representing 51% or more of the combined voting power of the Company's (or the Subsidiary which the Key Employee is employed) then outstanding voting stock; or

          (v) the Company (or any Subsidiary at which a Plan participant is employed) transfers substantially all of its assets to another corporation which is not a Subsidiary of the Company.


                                   SECTION 9
                                TRANSFERABILITY

9.1 TRANSFERABILITY. No Equity Participation Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and any such levy or attachment or similar process upon the Equity Participation Award not specifically permitted herein shall be null and void and without effect. An Equity Participation Award may be exercised only by a Plan participant during his or her lifetime, or by his or her estate or the person who acquires the right to exercise such Equity Participation Award upon his or her death by bequest or inheritance.


                                   SECTION 10
                              EXPIRATION OF AWARDS

10.1 EXPIRATION OF AWARDS. Upon a Change in Control of the Company in accordance with Section 8.1, each Equity Participation Award granted hereunder shall expire as of the effective date of such Change in Control.


                                   SECTION 11
                           TERMINATION OF EMPLOYMENT

11.1        TERMINATION OF EMPLOYMENT.  Except as otherwise provided in this
Section 11, if a Plan participant ceases to be employed by the Company or any Subsidiary, any rights to the nonvested portion of his or her Equity Participation Awards shall terminate immediately. If, however, a Participant's cessation of employment with the Company or any Subsidiary is due to his or her age 65 retirement, or retirement prior to age 65 with the consent of the Company, then the Equity Participation Awards then granted to such Plan participant shall become 100% vested and nonforfeitable.

            Following the date of cessation of employment, the Plan participant may at any time within 120 days exercise the vested portion of his or her Equity Participation Awards to the extent that he or she was entitled to exercise them on the date of cessation of employment Should a Plan participant die within this 120 day period, the exercise of such Equity Participation Awards may be made within the 120 days period by the executors or administrators, or legatees or heirs, of the Plan participant's estate. In no event, however, shall any Equity Participation Award be exercisable more than 10 years from the date it was granted.

11.2        TERMINATION DUE TO DISABILITY.   If a Plan participant's cessation
of employment with the Company or any Subsidiary is due to total disability (as defined for Social Security purposes), then any Equity Participation Awards granted to the Plan participant shall become 100% vested and nonforfeitable. Following the date of cessation of employment due to total disability, the Plan participant may at any time within 12 months exercise such Equity Participation Awards to the extent that the Plan participant was entitled to exercise them on the date of cessation of employment. However, in no event shall any Equity Participation Award be exercisable more than 10 years from the date it was granted.

11.3 DEATH PRIOR TO TERMINATION OF EMPLOYMENT. If a Plan participant dies while employed by the Company or any Subsidiary without fully exercising the Equity Participation Awards to which the Plan participant was entitled to exercise, then the executors or administrators, or legatees or heirs, of the Plan participant's estate shall have the right during the 12-month period following the Plan participant's death to exercise such Equity Participation Awards to the extent that such deceased Plan participant was entitled to exercise them on the date of his or her death. However, in no event shall such Equity Participation Awards be exercisable more than 10 years from the date they were granted.


                                   SECTION 12
                                 MISCELLANEOUS

12.1 LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

12.2 NO OBLIGATION TO EXERCISE OPTIONS. The granting of any Equity Participation Award shall impose no obligation upon a Plan participant to exercise such Equity Participation Award.

12.3 TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Equity Participation Award granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company:

            (i) Materially increase the total number of shares of Common Stock available for grant under the Plan (except as provided in Section 3.3);
            (ii) Materially modify the class of eligible employees under the Plan;
            (iii) Materially increase benefits to any Key Employee who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or
            (iv) Effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder.

            No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially or adversely affect any outstanding Equity Participation Award without the consent of the holder thereof.

12.4 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to any Equity Participation Award will be used for general corporate purposes.

12.5        WITHHOLDING TAXES.   Upon the exercise of any Nonstatutory Stock
Option, Restricted Stock Option or Stock Appreciation Right, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy a federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Such tax withholding requirements may be met through either a cash payment by a Plan participant or through the relinquishment by a Plan participant of Common Stock or cash payable to the Plan participant through the, exercise of any Nonstatutory Stock Option, Restricted Stock Option or Stock Appreciation Right.

            In the event that a Plan participant disposes of any Common Stock acquired by the exercise of an Incentive Stock Option within the 2-year period following grant, or within the 1 -year period following exercise of the Incentive Stock Option, then the Company shall have the right to require the Plan participant to remit to the Company an amount sufficient to satisfy all federal, state and local tax requirements as a condition to the registration of the transfer of such Common Stock on its books.

            Whenever under the Plan payments are to be made by, the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

12.6        RIGHT TO TERMINATE EMPLOYMENT.   Nothing in the Plan or any
agreement entered into pursuant to the Plan shall confer upon any Plan participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Plan participant.

12.7        RIGHTS AS A SHAREHOLDER.    No Plan participant shall have any
right as a Company shareholder pursuant to any Equity Participation Award granted unless and until certificates for shares of Common Stock are issued to such Plan participant.

12.8 LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any leave of absence taken by or disability of any Plan participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine:(i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence or Equity Participation Awards previously made to any Plan participant who takes such leave of absence.

12.9 FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be determined as follows:

            (i)              If the Common Stock is traded on the
                             over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

            (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; or

            (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine. For such purposes, the Board may, in its sole discretion, rely or make use of an outside appraisal performed for purposes of an employee benefit plan sponsored by the Company or any Subsidiary, or may make use of those factors found in Revenue Ruling 59-60.

            Notwithstanding this or any other provision of the Plan, no determination made with respect to the fair market value of Common Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.

12.10 NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company: (i) on the date it is personally delivered to the Secretary of the Company at its principal executive office, or (ii) three business days after it is sent by registered or certified mall, postage prepaid, addressed to the Secretary at such office. Every direction, revocation or notice authorized or required by the Plan and delivered to a Plan participant shall be deemed delivered: (i) on the date it is personally delivered to the Plan participant, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Plan participant's address as shown on the records of the Company.

12.11 APPLICABLE LAW. All questions pertaining to the validity, constructions and administration of the Plan and Equity Participation Awards granted hereunder shall be determined in conformity with the laws of the State of Arkansas, and, with respect to Incentive Stock Options, with Section 422 of the Code and regulations thereunder.

12.12 ELIMINATION OF FRACTIONAL SHARES. If any provision of the Plan requires the issuance of a stated number of shares of Common Stock, and the computation of such number of shares results in fractional share, such number of shares of Common Stock shall be rounded down to the next whole number.

12.13 STOCK RESTRICTION AGREEMENT. Notwithstanding anything to the contrary contained in the Plan, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to a Plan participant unless such Plan participant shall execute a stock restriction agreement with respect to such Common Stock, substantially in the form of Exhibit A attached hereto.


                                   SECTION 13
                             JUST CAUSE TERMINATION

13.1 JUST CAUSE TERMINATION. If a Plan participant is discharged for Just Cause at any time, any Equity Participation Awards unexercised within 60 days prior to such date of termination shall be considered null and void with neither the Plan participant nor any beneficiary or other individual acting through such Plan participant having any claim or right to exercise such Equity Participation Awards.

            The term Just Cause includes, but is not limited to, theft, fraud, embezzlement, willful misconduct causing significant property damage to the Company (or any Subsidiary) or personal injury to a Company or Subsidiary employee, or willful malfeasance or gross negligence in a manner of material importance to the Company (or Subsidiary).

            For purposes of determining Just Cause, an action (or inaction) need not constitute an actual violation of law. In addition, the Company shall have sole discretion in making its determination that an event constituting. Just Cause has occurred, provided, however, that such determination must be made in a reasonable and good faith manner. If the Company is of the opinion that an event has occurred which constitutes Just Cause, the Company shall provide the Plan participant written notice of its decision that an event constituting Just Cause has occurred. The Plan participant shall then be provided a period of 30 days (from the date of such notice) within which to respond to such notice. After the lapse of such 30-day period, if the Corporation still believes that an event constituting Just Cause has occurred, then any unexercised Equity Participation Awards outstanding 30 days prior to the original date of such Company notice shall become null and void in accordance with the provisions of this Section 13.


                                   SECTION 14
                        EFFECTIVE DATE AND TERM OF PLAN

 14.1 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date of its approval by the Company's Board of Directors, subject to a requirement that it be approved by the holders of a majority of the shares of Common Stock of the Company by the earlier of: (i)the date twelve months after the date of adoption by the Board, or (ii) the date of the next regular annual shareholder's meeting of the Company following adoption by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event, each Equity Participation Award granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

            No grant or award shall be made under the Plan more than 5 years from the earlier of the date of adoption of the Plan by the Board or shareholder approval hereof; provided, however, that any Equity Participation Award granted under the Plan prior to such date shall remain in effect and be subject to adjustment and amendment as herein provided until they have been exercised or terminated in accordance with the terms of the respective grants or awards and related agreements.

Date of Adoption by Board:_____________________________________________

Date of Adoption by Company Shareholders: ________________________________

                         FIRST UNITED BANCSHARES, INC.
                           EQUITY PARTICIPATION PLAN

                                   EXHIBIT A




                            SHARE CERTIFICATE LEGEND


  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY OR MAY NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). SUCH SECURITIES MAY THUS REPRESENT 'RESTRICTED SECURITIES' AS DEFINED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS; (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THEY ARE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF RULE 144.

                         FIRST UNITED BANCSHARES, INC.
          MAIN AND WASHINGTON STREETS        EL DORADO, ARKANSAS 71730

                   ANNUAL STOCKHOLDERS MEETING, MAY 24, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned stockholder(s) of FIRST UNITED BANCSHARES, INC., hereby constitutes and appoints ROBERT G. DUDLEY and JAMES V. KELLEY, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on March 17, 1994, at the Annual Meeting of Stockholders to be held on May 24, 1994, at 2:00 p.m., or at any and all adjournments thereof.

1. Proposal to elect the following nominees as directors of the Company.

       / / FOR              / / WITHHOLD AUTHORITY              / / ABSTAIN

   E. Larry Burrow, Claiborne P. Deming, Grady E. DuPriest, William A. Eckert, Jr., James V. Kelley, Roy E. Ledbetter, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, William E. Morgan, R. Madison Murphy, Robert C. Nolan, Paula
   M. O'Connor, Katherine Patton Ozment, Cal Partee, Jr., W. C. Partee, Chesley Pruet, John D. Trimble, Jr., Ralph C. Weiser and Dr. David M. Yocum, Jr.

THE UNDERSIGNED STOCKHOLDER(S) MAY WITHHOLD AUTHORITY TO VOTE FOR ANY SINGLE NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE. IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED STOCKHOLDER(S) AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION FOR ANY NOMINEE, THIS SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2. Proposal to ratify the appointment of Arthur Andersen & Co. as the independent auditors of the Company.

            / / FOR              / / AGAINST              / / ABSTAIN
3. Proposal to amend the Articles of Incorporation to increase the number of authorized shares of the Company from 12,000,000 shares to 24,000,000 shares;

            / / FOR              / / AGAINST              / / ABSTAIN

4. Proposal to consider and adopt the First United Bancshares, Inc. 1994 Equity Participation Plan; and

            / / FOR              / / AGAINST              / / ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
                                              Dated:

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                 (Signature if jointly held)

                                                 PLEASE SIGN EXACTLY AS THE NAME
                                              APPEARS ON YOUR STOCK
                                              CERTIFICATE(S). WHEN SHARES ARE
                                              HELD BY JOINT TENANTS, BOTH SHOULD
                                              SIGN. WHEN SIGNING AS ATTORNEY,
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR GUARDIAN, PLEASE SIGN IN FULL
                                              CORPORATE NAME AND HAVE SIGNED BY
                                              THE PRESIDENT OR OTHER DULY
                                              AUTHORIZED OFFICER. IF A
                                              PARTNERSHIP, PLEASE SIGN IN
                                              PARTNERSHIP NAME BY THE AUTHORIZED
                                              PERSON.

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THIS PROXY CARD PROMPTLY, USING
                                              THE ENCLOSED ENVELOPE.

  IF YOU PLAN ON ATTENDING THE ANNUAL STOCKHOLDER'S MEETING IN PERSON, PLEASE
                 INDICATE SO BY CHECKING THE FOLLOWING BOX: / /